WT Mutual Fund
1100 N. Market Street
Wilmington, DE 19890

The Bank of New York Mellon
100 Church Street
New York, New York 10286


Re: Rule 17f-5 ("Rule 17f-5") and Rule 17f-7 ("Rule 17f-7") Under
    the Investment Company Act of 1940 (the "1940 Act")
    -------------------------------------------------------------

Dear Sirs:

This document relates to The Bank of New York Mellon ("BNYM") serving as the Foreign Custody Manager with respect to the portfolios of WT Mutual Fund (the "Trust") set forth on Exhibit A hereto (each such portfolio a "Fund" and collectively the "Funds") and to BNYM providing certain analysis to the Funds with respect to certain foreign securities depositories and foreign clearing agencies. The date of this document is July 18, 2011.

1. RULE 17F-5

         1.1. With respect to the "Foreign Assets" (as defined in Rule 17f-5(a)(2)) in such jurisdictions as BNYM and the Trust may agree from time to time, the Trust hereby delegates to BNYM and BNYM hereby accepts the delegation to it, of the obligation to serve as each Fund's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)). As Foreign Custody Manager, BNYM shall:

                  a. select "Eligible Foreign Custodians" (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain each Fund's Foreign Assets with such Eligible Foreign Custodians;

                  b. in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

                  c. enter into a written contract with each Eligible Foreign Custodian selected by BNYM hereunder;

                  d. determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after having considered all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

                  e. provide written reports (i) notifying the Trust's Board of Trustees (the "Board") of the placement of each Fund's Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as such Board deems reasonable and appropriate, but not less often than quarterly, and
                           (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

                  f. have established a system to monitor (i) the appropriateness of maintaining a Fund's Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event BNYM shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford a Fund's Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, BNYM shall promptly so advise such Fund.


          BNYM shall not be responsible for the duties described in this Section
          1.1 with respect to any foreign securities depository or foreign clearing agency.

          1.2. In acting as a Foreign Custody Manager for a Fund, BNYM shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of such Fund's Foreign Assets would exercise in each jurisdiction where BNYM acts as Foreign Custody Manager for such Fund hereunder. BNYM shall reimburse and pay each Fund for any loss or damage suffered by the Fund as a result of the performance of BNYM's duties under this
Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of BNYM hereunder. Notwithstanding anything else in this document, BNYM shall not be liable to a Fund for any indirect, special or consequential damages (regardless of whether BNYM was aware of the possibility thereof) or for any matters relating to reasons or causes beyond its reasonable control. BNYM shall be indemnified by a Fund for any damages (including attorneys' and accountants' fees) BNYM may incur in connection with the provision by BNYM of the services set forth in this Section 1 with respect to such Fund (provided BNYM will not be indemnified for damages which are the result of BNYM's failure to exercise the reasonable care, prudence and diligence referenced in the first sentence of this Section 1.2) .

          1.3. In acting as a Foreign Custody Manager, BNYM shall not supervise, recommend or advise any Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing Country Risks.

2. RULE 17F-7

         2.1. (a) The Trust appoints BNYM to provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by BNYM) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by BNYM from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). BNYM shall monitor such custody risks on a continuing basis and in such manner as BNYM deems reasonable, and shall promptly notify each applicable Fund (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

                (b) Only an entity that BNYM has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) will be included by BNYM on Exhibit B hereto (as the same may be changed by BNYM from time to time). In such manner as BNYM deems reasonable, BNYM shall give each Fund prompt notice of any material change known to BNYM that would adversely effect BNYM's determination that an entity is an Eligible Securities Depository.

          2.2. In performing its obligations under this Section 2, BNYM may obtain information from sources BNYM believes to be reliable, but BNYM does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. BNYM's obligations under this Section 2 do not include any evaluation of Country Risks. BNYM is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

          2.3. The Funds acknowledge that they may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by BNYM from time to time). If a Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or a Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will serve as the Fund's acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it. The decision to use a particular foreign securities depository or foreign clearing agency is a Fund responsibility.

          2.4. BNYM shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. BNYM shall reimburse and pay each Fund for any loss or damage suffered by the Fund as a result of the performance of BNYM's duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of BNYM hereunder. Notwithstanding anything else in this document, BNYM shall not be liable to a Fund for any indirect, special or consequential damages (regardless of whether BNYM was aware of the possibility thereof) or for any matters relating to reasons or causes beyond its reasonable control. BNYM shall be indemnified by a Fund for any damages (including attorneys' and accountants' fees) BNYM may incur in connection with the provision by BNYM of the services set forth in this Section 2 with respect to such Fund (provided BNYM will not be indemnified for damages which are the result of BNYM's failure to exercise the reasonable care, prudence and diligence referenced in the first sentence of this Section 2.4) .

3. GENERAL

         3.1. Notwithstanding the provisions of any other arrangements between BNYM and the Trust or otherwise, each Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 above and any foreign securities depository or foreign clearing agency which is acceptable to it as referenced in Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements).

          3.2. This document shall terminate simultaneously with the termination of the custody agreement between BNYM and the Trust, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination (which shall be not less than thirty days after the date of such notice). Indemnification obligations set forth in this document shall survive termination of this document.

          3.3. This document shall apply only to the Funds on Exhibit A hereto (as the same may be amended from time to time on written agreement of BNYM and the Trust).

          3.4. For the services provided with respect to the Funds pursuant to this document, each Fund shall pay such compensation as agreed in writing by BNYM and the Trust.

          3.5. This document shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this document.

          3.6. For purposes of this document, "Country Risks" means systematic risks of holding assets in a particular country, including but not limited to
(a) such country's financial infrastructure, (b) such country's prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) regulation of the banking or securities industry (provided that, for purposes of BNYM's obligations under Section 2 above, to the extent required by Rule 17f-7 the extent and quality of regulation and independent examination of a particular foreign securities depository or foreign clearing agency is not included in the term "Country Risks"), (e) currency controls, restrictions, devaluations or fluctuations and (f) market conditions which affect the orderly execution of securities transactions or affect the value of assets.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

THE BANK OF NEW YORK MELLON

By: /S/ SCOTT LAVASSEUR
------------------------
Name: SCOTT LAVASSEUR
Title: MANAGING DIRECTOR

Agreed and Accepted:

WT MUTUAL FUND

By: /S/ JOHN J. KELLEY
-----------------------
Name: JOHN J. KELLEY
Title: VICE PRESIDENT

                                   Exhibit A

                                 LIST OF FUNDS

Wilmington Multi-Manager International Fund

Wilmington Multi-Manager Real Asset Fund



                                                        Exhibit B
                                                Eligible Depositories
----------- ----------------------------- ------------------------------------------------------- -----------
COUNTRY/              CSD                        MAJOR CHANGES SINCE LAST REVIEW                    ELIGIBLE
MARKET                                                                                             SECURITIES
                                                                                                   DEPOSITORY
                                                                                                   UNDER RULE
                                                                                                     17F-7
----------- ----------------------------- ------------------------------------------------------- -----------
ARGENTINA   Caja de Valores S.A.          There has been no major change since our last review.         Yes
            ----------------------------- ------------------------------------------------------- -----------
            Central de Liquidacion y      There has been no major change since our last review.         Yes
            Registracion de Instrumentos
            de Endeudamiento Publico
            (CRYL)
----------- ----------------------------- ------------------------------------------------------- -----------
Australia   ASX Settlement and Transfer   There has been no major change since our last review.         Yes
            Corporation Pty Ltd
            ----------------------------- ------------------------------------------------------- -----------
            Austraclear Limited           There has been no major change since our last review.         Yes
----------- ----------------------------- ------------------------------------------------------- -----------
AUSTRIA     Oesterreichische Kontrollbank There has been no major change since our last review.         Yes
            AG (OeKB)
----------- ----------------------------- ------------------------------------------------------- -----------
BAHRAIN     The Clearing, Settlement and  There has been no major change since our last review.         Yes
            Central Depository (CSD)
----------- ----------------------------- ------------------------------------------------------- -----------
BANGLADESH  Central Depository Bangladesh There has been no major change since our last review.         Yes
            Limited
----------- ----------------------------- ------------------------------------------------------- -----------
BELGIUM     Euroclear Belgium             There has been no major change since our last review.         Yes
            ----------------------------- ------------------------------------------------------- -----------
            Banque Nationale de Belgique  There has been no major change since our last review.         Yes
            / Nationale Bank van Belgie
----------- ----------------------------- ------------------------------------------------------- -----------
BENIN       Depositaire Central/Banque   There has been no major change since our last review.         Yes
            de Reglement (DCBR)
----------- ----------------------------- ------------------------------------------------------- -----------
Bermuda     Bermuda Securities            There has been no major change since our last review.         Yes
            Depository (BSD)
----------- ----------------------------- ------------------------------------------------------- -----------
BOTSWANA    The Bank of Botswana          There have been no major changes since our last review.       Yes
            ----------------------------- ------------------------------------------------------- -----------
            Central Securities Depository There have been no major changes since our last review.       Yes
            Company of Botswana Limited
            (CSDB)
----------- ----------------------------- ------------------------------------------------------- -----------
BRAZIL      BM&FBOVESPA -- Central        There has been no major change since our last review.         Yes
            Securities Depository
            ----------------------------- ------------------------------------------------------- -----------
            Central de Custodia e         There has been no major change since our last review.         Yes
            Liquidacao Financeira de
            Titulos - CETIP
            ----------------------------- ------------------------------------------------------- -----------
            Sistema Especial de           There has been no major change since our last review.         Yes
            Liquidacao e de Custodia
            (SELIC)
----------- ----------------------------- ------------------------------------------------------- -----------
Bulgaria    Tzentralen Depozitar AD       There has been no major change since our last review.         Yes
            (CDAD)
            ----------------------------- ------------------------------------------------------- -----------
            Bulgarian National Bank       There has been no major change since our last review.         Yes
            (BNB)
----------- ----------------------------- ------------------------------------------------------- -----------



                                                       - 6 -




----------- ----------------------------- ------------------------------------------------------------ -----------
COUNTRY/              CSD                        MAJOR CHANGES SINCE LAST REVIEW                         ELIGIBLE
MARKET                                                                                                  SECURITIES
                                                                                                        DEPOSITORY
                                                                                                        UNDER RULE
                                                                                                          17F-7
----------- ----------------------------- ------------------------------------------------------------- -----------
BURKINA     Depositaire Central/Banque   There has been no major change since our last review.                Yes
FASO        de Reglement (DCBR)
----------- ----------------------------- ------------------------------------------------------------- -----------
CANADA      The Canadian Depository for   There has been no major change since our last review.               Yes
            Securities (CDS)
----------- ----------------------------- ------------------------------------------------------------- -----------
CHILE       Deposito Central de Valores  There has been no major change since our last review.                Yes
            S.A.
----------- ----------------------------- ------------------------------------------------------------- -----------
CHINA --    China Securities Depository   There has been no major change since our last review.               Yes
SHANGHAI    and Clearing Corporation Ltd
            Shanghai Branch
----------- ----------------------------- ------------------------------------------------------------- -----------
CHINA --    China Securities Depository   There has been no major change since our last review.               Yes
SHENZHEN    and Clearing Corporation Ltd
            Shenzhen Branch
----------- ----------------------------- ------------------------------------------------------------- -----------
COLOMBIA    Deposito Centralizado de      There has been no major change since our last review.               Yes
            Valores de Colombia
            DECEVAL S.A.
            ----------------------------- ------------------------------------------------------------- -----------
            Deposito Central de Valores  There has been no major change since our last review.                Yes
            (DCV)
----------- ----------------------------- ------------------------------------------------------------- -----------
COSTA RICA  Central de Valores, S.A.      There has been no major change since our last review.               Yes
----------- ----------------------------- ------------------------------------------------------------- -----------
CROATIA     Sredisnje klirinsko         On August 3, 2009, the SKDD increased the limit applicable to         Yes
            depozitarno drustvo, d.d.    contractual settlement to HRK 10 million.
----------- ----------------------------- ------------------------------------------------------------- -----------
CYPRUS      Central Securities Depository Since January 2, 2009, income and corporate events                  Yes
            & Central Registry (CDCR)     entitlements are based on settled (i. o. traded) positions on record date.
                                          On November 21, 2009, the Central Securities Depository &
                                          Central Registry (CDCR) successfully connected to the Link-Up
                                          Markets infrastructure.
----------- ----------------------------- ------------------------------------------------------------- -----------
CZECH       Stredisko Cennych Papiri    There has been no major change since our last review.                 Yes
REPUBLIC    (SCP)
            ----------------------------- ------------------------------------------------------------- -----------
            Czech National Bank (CNB)     There has been no major change since our last review.               Yes
----------- ----------------------------- ------------------------------------------------------------- -----------
DENMARK     VP SECURITIES A/S             On March 16, 2009, the CSD Vaerdipapircentralen A/S                 Yes
                                          changed its name to VP SECURITIES A/S and moved to new
                                          premises.
                                          On March 30, 2009, VP SECURITIES A/S successfully
                                          connected to the Link-Up Markets infrastructure.
                                          On October 9, 2009, mandatory Central Counterparty (CCP)
                                          clearing services for on-exchange trades were introduced.
                                          Pursuant to this change, new buy-in rules and partial
                                          settlement during the last batch (batch 40) have been
                                          introduced for CCP-eligible transactions.
----------- ----------------------------- ------------------------------------------------------------- -----------
EGYPT       Misr for Central Clearing,    There has been no major change since our last review.               Yes
            Depository and Registry
            (MCDR)
            ----------------------------- ------------------------------------------------------------- -----------
            Central Bank of Egypt         There has been no major change since our last review.               Yes
----------- ----------------------------- ------------------------------------------------------------- -----------
ESTONIA     AS Eesti Vaartpaberikeskus  There has been no major change since our last review.                 Yes
----------- ----------------------------- ------------------------------------------------------------- -----------




                                                       - 7 -




----------- ----------------------------- ------------------------------------------------------------------- -----------
COUNTRY/              CSD                        MAJOR CHANGES SINCE LAST REVIEW                                ELIGIBLE
MARKET                                                                                                         SECURITIES
                                                                                                               DEPOSITORY
                                                                                                               UNDER RULE
                                                                                                                  17F-7
----------- ------------------------------ ------------------------------------------------------------------ -----------
EUROMARKET  Clearstream Banking S.A.       There has been no major change since our last review.                    Yes
            Luxembourg
            ------------------------------ ------------------------------------------------------------------ -----------
            Euroclear Bank                 For certain types of instructions, Euroclear Bank has removed            Yes
            Brussels                       the overnight input deadline and extended its automatic real-
                                           time processing window.
----------- ------------------------------ ------------------------------------------------------------------ -----------
FINLAND     Euroclear Finland Oy           A new mandatory CCP and buy-in procedures have been                      Yes
                                           introduced for on-exchange trades.
----------- ------------------------------ ------------------------------------------------------------------ -----------
FRANCE      Euroclear France               There has been no major change since our last review.                    Yes
----------- ------------------------------ ------------------------------------------------------------------ -----------
GERMANY     Clearstream Banking AG,        On April 27, 2009, CBF introduced TARGET2 cash clearing in               Yes
            (CBF)                          the day-time settlement process and a new CONT-SDS free-of-
                                           payment settlement cycle.
                                           Since September 2009, DVP cross border settlement of OTC
                                           transactions in Austria, Denmark, Germany and Switzerland
                                           has been possible through CBF's connection to Link Up
                                           Markets.
                                           On November 9, 2009, CBF introduced the matching of free-
                                           of-payment OTC settlement instructions.
----------- ------------------------------ ------------------------------------------------------------------ -----------
GHANA       Bank of Ghana                  Trading and settlement of government securities now takes                Yes
                                           place on the OTC market.
            ------------------------------ ------------------------------------------------------------------ -----------
            GSE Securities Depository      This is the first review for this CSD.                                   Yes
            Company LTD
----------- ------------------------------ ------------------------------------------------------------------ -----------
GREECE      Hellenic Exchanges S.A.         On June 29, 2009, HELEX successfully connected to the                   Yes
            Holding, Clearing, Settlement   Link-Up Markets infrastructure.
            and Registry (HELEX)            Several technical improvements for the settlement of OTC
                                            trades were introduced on June 29, 2009, including matching cycles every 15 minutes, a hold and release mechanism, the possibility to bilaterally cancel matched trades, additional instruction fields and the availability of additional transaction details through the CSD system.
                                            On November 2, 2009, the "Supplementary Fund" changed
                                            into the "Clearing Fund", with a transfer of all members
                                            contributions; a more favorable daily risk calculation
                                            algorithm was introduced and a credit line for the Clearing
                                            Fund arranged with local banks in order to reduce the
                                            contributions of the clearing members.
            ------------------------------ ------------------------------------------------------------------ -----------
            Trapeza tis Hellathos (Bank of Since July 6, 2009, BrokerTec implemented a direct link with             Yes
            Greece)                        BOGS (the Bank of Greece Settlement System), thereby
                                           operating under the same model as EuroMTS.
                                           Since November 2, 2009, failing trades (with the exception of
                                           Repo and buy-sell back trades) are recycled for ten consecutive days; and additional information concerning shortages of cash or securities, alleged transactions and matching statuses, as well as the original contractual settlement date are available through the BOGS and HDAT systems.
----------- ------------------------------ ------------------------------------------------------------------ -----------




                                                        - 8 -



----------- ----------------------------- ------------------------------------------------------------------- -----------
COUNTRY/              CSD                        MAJOR CHANGES SINCE LAST REVIEW                                ELIGIBLE
MARKET                                                                                                         SECURITIES
                                                                                                               DEPOSITORY
                                                                                                               UNDER RULE
                                                                                                                  17F-7
----------- --------------------------------- --------------------------------------------------------------- -----------
GUINEA      Depositaire Central/Banque       There has been no major change since our last review.                 Yes
BISSAU      de Reglement (DCBR)
----------- --------------------------------- --------------------------------------------------------------- -----------
HONG KONG   Hong Kong Securities Clearing     There has been no major change since our last review.                 Yes
            Company Limited
            --------------------------------- --------------------------------------------------------------- -----------
            Central Moneymarkets Unit         There has been no major change since our last review.                 Yes
----------- --------------------------------- --------------------------------------------------------------- -----------
HUNGARY     Kozponti Elszamolohaz es     There has been no major change since our last review.                      Yes
            Ertektar (Budapest) Zrt.
            (KELER)
----------- --------------------------------- --------------------------------------------------------------- -----------
ICELAND     Verobrefaskraning Islands hf. There has been no major change since our last review.                     Yes
            (VS)
----------- --------------------------------- --------------------------------------------------------------- -----------
INDIA       National Securities Depository    Effective December 1, 2009, all corporate bond trades are             Yes
            Limited                           required to be cleared and settled through the clearing houses.
            --------------------------------- --------------------------------------------------------------- -----------
            Reserve Bank of India             There has been no major change since our last review.                 Yes
            --------------------------------- --------------------------------------------------------------- -----------
            Central Depository Services       Effective December 1, 2009, all corporate bond trades are             Yes
            (India) Limited                   required to be cleared and settled through the clearing houses.
----------- --------------------------------- --------------------------------------------------------------- -----------
INDONESIA   PT Kustodian Sentral Efek         There has been no major change since our last review.                 Yes
            Indonesia (KSEI)
            --------------------------------- --------------------------------------------------------------- -----------
            Bank Indonesia (BI)               Bank Indonesia has indicated that based on BI regulation No.          Yes
                                              10/2/PBI/2008, it does not guarantee settlement and does not accept liability for reconciliation errors with the registrar and/or issuers, and force majeure events, acts of God or
                                              political events, etc.
----------- --------------------------------- --------------------------------------------------------------- -----------
IRELAND     Euroclear UK & Ireland            There has been no major change since our last review.                 Yes
            Limited
----------- --------------------------------- --------------------------------------------------------------- -----------
ISRAEL      The Tel Aviv Stock Exchange       There has been no major change since our last review.                 Yes
            Ltd. -- The Stock Exchange
            Clearing House Ltd.
            (TASECH)
----------- --------------------------------- --------------------------------------------------------------- -----------
      Italy Monte Titoli S.p.A.               There has been no major change since our last review.                 Yes
----------- --------------------------------- --------------------------------------------------------------- -----------
IVORY COAST Depositaire Central/Banque       There has been no major change since our last review.                  Yes
            de Reglement (DCBR)
----------- --------------------------------- --------------------------------------------------------------- -----------
JAPAN       The Bank of Japan (BOJ)           There has been no major change since our last review.                 Yes
            --------------------------------- --------------------------------------------------------------- -----------
            Japan Securities Depository       There has been no major change since our last review.                 Yes
            Center, Inc (JASDEC)
----------- --------------------------------- --------------------------------------------------------------- -----------
JORDAN      Securities Depository Center      There has been no major change since our last review.                 Yes
----------- --------------------------------- --------------------------------------------------------------- -----------
KAZAKHSTAN  The Central Securities            The CSD no longer maintains a reserve fund to cover                   Yes
            Depository JSC (CSD)              operational losses. Any such losses would be covered from the net income or capital of the CSD.
----------- --------------------------------- --------------------------------------------------------------- -----------
KENYA       The National Debt Office          Government bonds are now traded on the Automated Trading              Yes
                                              System of the Nairobi Stock Exchange which is linked to the
                                              National Debt Office
            --------------------------------- --------------------------------------------------------------- -----------
            The Central Depository and        There has been no major change since our last review.                 Yes
            Settlement Corporation Ltd
            (CDSC)
----------- --------------------------------- --------------------------------------------------------------- -----------





                                                           - 9 -








----------- ----------------------------- ------------------------------------------------------------- -----------
COUNTRY/              CSD                        MAJOR CHANGES SINCE LAST REVIEW                          ELIGIBLE
MARKET                                                                                                   SECURITIES
                                                                                                         DEPOSITORY
                                                                                                         UNDER RULE
                                                                                                             17F-7
----------- ------------------------------ ------------------------------------------------------------ -----------
KUWAIT      Kuwait Clearing Company        There has been no major change since our last review.              Yes
            S.A.K. (KCC)
----------- ------------------------------ ------------------------------------------------------------ -----------
LATVIA      Latvijas Centralais            There has been no major change since our last review.              Yes
            Depozitarijs
----------- ------------------------------ ------------------------------------------------------------ -----------
LEBANON     Midclear - Custodian and       There has been no major change since our last review.              Yes
            Clearing Center of Financial
            Instruments for Lebanon and
            the Middle East
            ------------------------------ ------------------------------------------------------------ -----------
            Banque du Liban (BOL)          There has been no major change since our last review.              Yes
----------- ------------------------------ ------------------------------------------------------------ -----------
LITHUANIA   Lietuvos centrinis vertybiniu   There has been no major change since our last review.             Yes
            popieriu depozitoriumas
            (CSDL)
----------- ------------------------------ ------------------------------------------------------------ -----------
LUXEMBOURG  Clearstream Banking S.A.       There has been no major change since our last review.              Yes
----------- ------------------------------ ------------------------------------------------------------ -----------
MALAYSIA    Bank Negara Malaysia           BNM has outsourced the operation of its depository system to       Yes
                                           MyClear, which is a fully owned subsidiary of BNM.
            ------------------------------ ------------------------------------------------------------ -----------
            Bursa Malaysia Depository      There has been no major change since our last review.              Yes
            Sdn Bhd
----------- ------------------------------ ------------------------------------------------------------ -----------
MALI        Depositaire Central/Banque    There has been no major change since our last review.               Yes
            de Reglement (DCBR)
----------- ------------------------------ ------------------------------------------------------------ -----------
MALTA       Central Securities Depository, There has been no major change since our last review.              Yes
            Malta Stock Exchange plc
----------- ------------------------------ ------------------------------------------------------------ -----------
MAURITIUS   Bank of Mauritius              There has been no major change since our last review.              Yes
            ------------------------------ ------------------------------------------------------------ -----------
            Central Depository &           There has been no major change since our last review.              Yes
            Settlement Co. Ltd
----------- ------------------------------ ------------------------------------------------------------ -----------
MEXICO      S.D. Indeval, S.A. de C.V.     There has been no major change since our last review.              Yes
            (Indeval)
----------- ------------------------------ ------------------------------------------------------------ -----------
MOROCCO     Maroclear                      There has been no major change since our last review.              Yes
----------- ------------------------------ ------------------------------------------------------------ -----------
NETHERLANDS Euroclear Nederland            There has been no major change since our last review.              Yes
----------- ------------------------------ ------------------------------------------------------------ -----------
NEW ZEALAND The New Zealand Central        There has been no major change since our last review.              Yes
            Securities Depository Limited
----------- ------------------------------ ------------------------------------------------------------ -----------
NIGER       Depositaire Central/Banque    There has been no major change since our last review.               Yes
            de Reglement (DCBR)
----------- ------------------------------ ------------------------------------------------------------ -----------
NIGERIA     Central Securities Clearing    There has been no major change since our last review.              Yes
            System Ltd
----------- ------------------------------ ------------------------------------------------------------ -----------
NORWAY      Verdipapirsentralen ASA        The financial regulatory authority changed its name from           Yes
                                           Kredittilsynet to Finanstilsynet on December 21, 2009.
----------- ------------------------------ ------------------------------------------------------------ -----------
OMAN        Muscat Depository &            There has been no major change since our last review.              Yes
            Securities Registration
            Company (MDSRC)
----------- ------------------------------ ------------------------------------------------------------ -----------
PAKISTAN    The State Bank of Pakistan     There has been no major change since our last review.              Yes
            (SBP)
            ------------------------------ ------------------------------------------------------------ -----------
            Central Depository Company     There has been no major change since our last review.              Yes
            of Pakistan Limited
----------- ------------------------------ ------------------------------------------------------------ -----------


                                    - 10 -




----------- ----------------------------- -------------------------------------------------------------------- -----------
COUNTRY/              CSD                        MAJOR CHANGES SINCE LAST REVIEW                                 ELIGIBLE
MARKET                                                                                                         SECURITIES
                                                                                                               DEPOSITORY
                                                                                                               UNDER RULE
                                                                                                                  17F-7
------------ -------------------------------- ---------------------------------------------------------------- -----------
PALESTINIAN  Clearing, Depository and         There has been no major change since our last review.                  Yes
AUTONOMOUS   Settlement Department
AREA
------------ -------------------------------- ---------------------------------------------------------------- -----------
PERU         CAVALI S.A. ICLV                 There has been no major change since our last review.                  Yes
------------ -------------------------------- ---------------------------------------------------------------- -----------
PHILIPPINES  Philippine Depository Trust      A new web-based depository system known as eCS was                     Yes
             Company                          implemented in June 2009.
             -------------------------------- ---------------------------------------------------------------- -----------
             The Bureau of Treasury           There has been no major change since our last review.                  Yes
------------ -------------------------------- ---------------------------------------------------------------- -----------
POLAND       Register of Securities (RoS)     There has been no major change since our last review.                  Yes
             (Centralny Rejestr Bonow
             Skarbowych)
             -------------------------------- ---------------------------------------------------------------- -----------
             Krajowy Depozyt Papierow         The NDS has taken out insurance coverage for fidelity,                 Yes
             Wartosciowych (NDS)              operational errors, errors and omissions and computer fraud.
------------ -------------------------------- ---------------------------------------------------------------- -----------
PORTUGAL     Interbolsa (Sociedade Gestora    There has been no major change since our last review.                  Yes
             de Sistemas de Liquidacao e de
             Sistemas Centralizados de
             Valores Mobiliarios, S.A.)
             -------------------------------- ---------------------------------------------------------------- -----------
             Banco de Portugal (Bank of       On March 2, 2009, SPGT, the national large value RTGS                  Yes
             Portugal)                        payment system, was replaced by TARGET2-PT.
------------ -------------------------------- ---------------------------------------------------------------- -----------
QATAR        Central Clearing and             In June 2009, the Qatar Exchange (QE) replaced the Doha                Yes
             Registration Department          Securities Market (DSM).
------------ -------------------------------- ---------------------------------------------------------------- -----------
ROMANIA      Depozitarul Central S.A.         There has been no major change since our last review.                  Yes
             -------------------------------- ---------------------------------------------------------------- -----------
             National Bank of Romania         There has been no major change since our last review.                  Yes
             (NBR)
------------ -------------------------------- ---------------------------------------------------------------- -----------
RUSSIA       The National Depository          The NDC restructured itself as a closed joint-stock company in         Yes
             Center                           August 2009.
             -------------------------------- ---------------------------------------------------------------- -----------
             ZAO Depository Clearing          In 2008, the DCC increased its capital to approximately RUB            N/A
             Company (DCC)                    800 million.
------------ -------------------------------- ---------------------------------------------------------------- -----------
SAUDI ARABIA Saudi Arabia Monetary Agency     There has been no major change since our last review.
------------ -------------------------------- ---------------------------------------------------------------- -----------
SENEGAL      Depositaire Central/Banque      There has been no major change since our last review.                   Yes
             de Reglement (DCBR)
------------ -------------------------------- ---------------------------------------------------------------- -----------
SERBIA       Centralni registar depo i        There has been no major change since our last review.                  Yes
             kliring hartija od vrednosti
             (Central Securities Depository
             & Clearing House - CRHoV)
------------ -------------------------------- ---------------------------------------------------------------- -----------
SINGAPORE    The Central Depository (Pte)     On August 21, 2009, the earmarking of securities for On                Yes
             Ltd.                             Exchange Free of Payment (FOPT) transactions was
                                              introduced.
                                              On November 20, 2009, a uniform cut-off time of 12 p.m. on
                                              SD was introduced for DVP and FOP settlement in PSMS.
                                              Effective December 14, 2009, the buy-in on failed deliveries occur on TD+3 (SD), instead of on T+4 (SD+1).
                                              On November 20, 2009, an interim measure was introduced to exempt buy-ins and related penalties on failed deliveries due to securities borrowing and lending recalls.
------------ -------------------------------- ---------------------------------------------------------------- -----------



                                                           - 11 -



----------- ----------------------------- -------------------------------------------------------------- -----------
COUNTRY/              CSD                        MAJOR CHANGES SINCE LAST REVIEW                           ELIGIBLE
MARKET                                                                                                    SECURITIES
                                                                                                          DEPOSITORY
                                                                                                          UNDER RULE
                                                                                                             17F-7
------------ ------------------------------ ------------------------------------------------------------ -----------
             The Monetary Authority of      There has been no major change since our last review.              Yes
             Singapore (MAS)
------------ ------------------------------ ------------------------------------------------------------ -----------
SLOVAK       Centralny depozitar cennych There has been no major change since our last review.                 Yes
REPUBLIC     papierov SR, a. s. (CDCP)
------------ ------------------------------ ------------------------------------------------------------ -----------
SLOVENIA     Centralna Klirinsko Depotna   There has been no major change since our last review.               Yes
             Druzba d.d. (KDD)
------------ ------------------------------ ------------------------------------------------------------ -----------
SOUTH AFRICA Share Transactions Totally     The money market instruments platform is being                     Yes
             Electronic Limited (STRATE)    implemented.
------------ ------------------------------ ------------------------------------------------------------ -----------
SOUTH KOREA  Korea Securities Depository    There has been no major change since our last review.              Yes
------------ ------------------------------ ------------------------------------------------------------ -----------
SPAIN        IBERCLEAR                      There has been no major change since our last review.              Yes
             (Sociedad de Gestion de los
             Sistemas de Registro,
             Compensacion y Liquidacion
             de Valores, S.A.)
------------ ------------------------------ ------------------------------------------------------------ -----------
SRI LANKA    Central Depository Systems     There has been no major change since our last review.              Yes
             (Pvt) Ltd
             ------------------------------ ------------------------------------------------------------ -----------
             Central Bank of Sri Lanka      There has been no major change since our last review.              Yes
------------ ------------------------------ ------------------------------------------------------------ -----------
SWEDEN       Euroclear Sweden               A new mandatory CCP and buy-in procedures have been                Yes
                                            introduced for on-exchange trades.
------------ ------------------------------ ------------------------------------------------------------ -----------
SWITZERLAND  SIX SIS Ltd                    SIX Swiss Exchange Europe Ltd. closed on May 4, 2009.              Yes
------------ ------------------------------ ------------------------------------------------------------ -----------
TAIWAN       Taiwan Depository & Clearing   There has been no major change since our last review.              Yes
             Corporation
             ------------------------------ ------------------------------------------------------------ -----------
             Central Bank of the Republic   There has been no major change since our last review.              Yes
             of China (Taiwan)
------------ ------------------------------ ------------------------------------------------------------ -----------
THAILAND     The Thailand Securities        o  The financial results of the TSD have been consolidated         Yes
             Depository Co., Ltd               with the SET's financial statements and the depository no
                                               longer publishes separate financial information.
                                            o  Since February 15, 2010, the Thailand Clearing House Co.
                                               Ltd (TCH) has taken over the role of central counterparty
                                               from the TSD for listed equities and fixed income
                                               instruments.
------------ ------------------------------ ------------------------------------------------------------ -----------
TOGO       Depositaire Central/Banque      There has been no major change since our last review. Yes
           de Reglement (DCBR)
---------- ------------------------------- ------------------------------------------------------------- -----------
TRINIDAD & The Trinidad and Tobago          There has been no major change since our last review. Yes
TOBAGO     Central Securities Depository
           Limited (TTCD)
---------- ------------------------------- ------------------------------------------------------------- -----------
TUNISIA    Societe Tunisienne             There has been no major change since our last review. Yes
           Interprofessionnelle pour la
           Compensation et les Depots de
           Valeurs Mobilieres
           (STICODEVAM)
---------- ------------------------------- ------------------------------------------------------------- -----------
TURKEY     Central Registry Agency (CRA)    There has been no major change since our last review. Yes
           Inc
           ------------------------------- ------------------------------------------------------------- -----------
           Central Bank of Turkey (CBT)    There has been no major change since our last review. Yes
---------- ------------------------------- ------------------------------------------------------------- -----------




                                                        - 12 -

----------- ----------------------------- -------------------------------------------------------------- -----------
COUNTRY/              CSD                        MAJOR CHANGES SINCE LAST REVIEW                           ELIGIBLE
MARKET                                                                                                    SECURITIES
                                                                                                          DEPOSITORY
                                                                                                          UNDER RULE
                                                                                                             17F-7
----------- ------------------------------ -------------------------------------------------------------- -----------
UGANDA      Bank of Uganda                 This is the first review for this CSD.                               Yes
----------- ------------------------------ -------------------------------------------------------------- -----------
U.A.E.      Abu Dhabi Securities           There has been no major change since our last review.                Yes
            Exchange
            ------------------------------ -------------------------------------------------------------- -----------
            NASDAQ Dubai Limited           There has been no major change since our last review.                Yes
            ------------------------------ -------------------------------------------------------------- -----------
            Dubai Financial Market         There has been no major change since our last review.                Yes
            (DFM)
----------- ------------------------------ -------------------------------------------------------------- -----------
UKRAINE     The National Bank of Ukraine   There has been no major change since our last review.                Yes
            (NBU)
            ------------------------------ -------------------------------------------------------------- -----------
            All-Ukrainian Securities       In October 2009, the All-Ukrainian Securities Depository             Yes
            Depository                     (AUSD) became the successor to the Interregional Securities
                                           Union (MFS).
----------- ------------------------------ -------------------------------------------------------------- -----------
UNITED      Euroclear UK & Ireland         There has been no major change since our last review.                Yes
KINGDOM     Limited
----------- ------------------------------ -------------------------------------------------------------- -----------
URUGUAY     Banco Central del Uruguay      There has been no major change since our last review.                Yes
            (BCU)
----------- ------------------------------ -------------------------------------------------------------- -----------
VENEZUELA   Caja Venezolana de Valores     There has been no major change since our last review.                Yes
            (CVV)
            ------------------------------ -------------------------------------------------------------- -----------
            Banco Central de Venezuela     There has been no major change since our last review.                Yes
            (BCV)
----------- ------------------------------ -------------------------------------------------------------- -----------
VIETNAM     The Vietnam Securities         There has been no major change since our last review.                Yes
            Depository
----------- ------------------------------ -------------------------------------------------------------- -----------
ZAMBIA      Lusaka Stock Exchange          A segregated account structure by investor has been adopted at       Yes
            Central Shares Depository Ltd. LuSECSD.
            (LuSECSD)
            ------------------------------ -------------------------------------------------------------- -----------
            The Bank of Zambia             There has been no major change since our last review.                Yes
----------- ------------------------------ -------------------------------------------------------------- -----------

                                    - 13 -